EXHIBIT 99.1

P R E S S
BARNWELL INDUSTRIES, INC.	R E L E A S E 1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

CONTACT:	Alexander C. Kinzler
President and Chief Operating Officer

Russell M. Gifford
Executive Vice President and Chief Financial Officer

Tel: (808) 531-8400

BARNWELL INDUSTRIES, INC. REPORTS RESULTS
FOR THE SECOND QUARTER AND SIX MONTHS ENDED MARCH 31, 2013

HONOLULU, HAWAII, May 10, 2013 -- Barnwell Industries, Inc. (NYSE MKT: BRN) today reported net losses of $2,944,000 ($0.36 per share) and $5,690,000 ($0.69 per share) for the three and six months ended March 31, 2013, respectively, as compared to net losses of $2,981,000 ($0.36 per share) and $3,263,000 ($0.39 per share) for the three and six months ended March 31, 2012, respectively.

Mr. Morton H. Kinzler, Chairman and Chief Executive Officer of Barnwell, commented, “The loss for the quarter ended March 31, 2013 included a $2,179,000 reduction of the carrying value of our oil and natural gas properties as compared to a $1,854,000 reduction in the carrying value of our real estate held for sale in the three months ended March 31, 2012.  Also impacting the decrease in operating results for the three months ended March 31, 2013 as compared to last year’s three months ended March 31, 2012 was decreased production for all petroleum products, lower oil prices and an increase in oil and natural gas operating expenses due to $696,000 in remediation costs at Dunvegan and Wood River in the current period.  These declines were partially offset by a 49% increase in natural gas prices and a $260,000 decrease in general and administrative expenses primarily due to decreased stock appreciation rights expense as compared to last year’s second quarter.

“Operating results for the six months ended March 31, 2013 decreased as compared to the six months ended March 31, 2012 due to a $4,506,000 reduction of the carrying value of our oil and natural gas properties as compared to the aforementioned $1,854,000 reduction in the carrying value of our real estate held for sale, decreased production for all petroleum products, lower oil prices and the aforementioned increase in oil and natural gas operating expenses in the current period due to remediation costs.

“We are pleased to report that the Company’s credit facility with a Canadian bank, which is only sixty percent utilized, has been renewed through April 2014 with no change to the amount of the facility. At March 31, 2013 the Company had $8,316,000 in cash and cash equivalents, $4,037,000 in working capital and approximately $8,000,000 in available credit.”

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts.  These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements.  Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions.  Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved.  Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements.  The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for the last fiscal year and Barnwell’s other filings with the Securities and Exchange Commission.  Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

COMPARATIVE OPERATING RESULTS
(Unaudited)

	Three months ended		Six months ended
	March 31,		March 31,
	2013	2012	2013	2012

Revenues	$6,769,000	$7,166,000	$13,320,000	$15,668,000

Net loss	$(2,944,000)	$(2,981,000)	$(5,690,000)	$(3,263,000)

Net loss per share – basic
and diluted	$(0.36)	$(0.36)	$(0.69)	$(0.39)

Weighted-average shares and
equivalent shares outstanding:

Basic and diluted	8,277,160	8,277,160	8,277,160	8,277,160